                                                                       EXHIBIT 5


                               December 22, 1997


Enron Corp.
1400 Smith Street
Houston, Texas  77002-7369

Gentlemen:

         As Senior Vice President and General Counsel of Enron Corp., an Oregon corporation (the "Company"), I am familiar with the filing of Post-Effective Amendment No. 1 to the registration statement on Form S-8, File No. 33-52768 (the "Registration Statement"), relating to the proposed offering and sale of shares (the "Shares") of Common Stock, no par value ("Common Stock"), of the Company which may be issued pursuant to options granted under the Company's 1991 Stock Plan, as amended and restated (the "Plan").

         Before rendering the opinions hereinafter set forth, I, or attorneys on my legal staff acting under my direction, examined certain corporate records of the Company, and such other certificates of officers of the Company, documents and records as I or such attorneys deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, I am of the opinion that the Shares to be issued upon the exercise of options granted pursuant to the Plan have been validly authorized for issuance and, when (a) the Registration Statement has become effective under the Securities Act of 1933, as amended, (b) the pertinent provisions of any state securities laws, as may be applicable, have been complied with, and (c) the Shares are issued and paid for in accordance with the terms of the Plan and any stock option agreement pursuant to which such Shares are issued, the Shares so issued will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                                  Very truly yours,

                                                  /s/ JAMES V. DERRICK, JR.
                                                  ------------------------------